Exhibit 3.1

Form LLC1014N (Rev. 07/20)	Articles of Amendment Changing the Name of a Virginia Limited Liability Company by the Members
State Corporation Commission

Pursuant to § 13.1-1014 of the Code of Virginia, the undersigned, on behalf of the limited liability company set forth below, states as follows:

Article I	The limited liability company’s current name, as it appears on the records of the Commission:

Dominion Energy Gas Holdings, LLC

Article II	The limited liability company’s name is changed to:

Eastern Energy Gas Holdings, LLC

Article III	The foregoing amendment was adopted by a vote of the members in accordance with the provisions of the Virginia Limited Liability Company Act on November 1, 2020
(date)

(See Instructions for requisite vote.)

Signature

The person signing this document has been delegated the right and power to manage the company’s business and affairs and affirms the above statements are true.

/s/ Jeffery B. Erb Signature	11/01/2020 Date	Tel. # (optional)

Jeffery B. Erb Printed Name	Secretary Title	Email Address (optional)

S4711455 LLC’s SCC ID #	Business Tel. # (optional)	Business Email Address (optional)

Required Fes: $25.00